SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 31, 2008
GeoEye, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33015	20-2759725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21700 Atlantic Boulevard
Dulles, VA 20166
(Address of Principal Executive Offices)
(703) 480-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On March 31, 2008, the Audit Committee of the Board of Directors of GeoEye, Inc. (the “Company”) concluded that the financial statements contained in the Company’s Quarterly Report on Form 10-Q for the three months and nine months ended September 30, 2007 (the “2007 Third Quarter 10-Q”) should no longer be relied upon due to the combined effect of financial statement errors attributable to the likely unavailability of net operating losses incurred prior to March 2005. As a result, the Company’s third quarter net income, after taxes, of $58.7 million as reported in 2007 Third Quarter Form 10-Q should have indicated net income, after taxes of $42.9 million, and nine month net income, after taxes, of $51.9 million as reported in the 2007 Third Quarter Form 10-Q should have indicated net income, after taxes, of $36.1 million as included in the Company’s Form 10-K for the year ended December 31, 2007, filed April 2, 2008.
The Company has preliminarily determined that its prior conclusions regarding an ownership change in control as provided by Sections 382 of the Internal Revenue Code of 1986, as well as similar state provisions were incorrect and that a change in control may have occurred in 2005. Since we currently believe that a change may have occurred in 2005, because this change of control occurred within two years of the Company’s emergence from Chapter 11, utilization of the Company’s pre-reorganization NOL carryforwards are eliminated. The Company has utilized its post-reorganization carryforwards against taxable income generated in 2006 and through the third quarter of 2007. In the third quarter of 2007 the taxable income exceeded the post acquisition losses and therefore the company has restated its third quarter tax provision and has recorded an additional provision for income taxes of $15.8 million. The Company will have a payment obligation if its final determination is that a charge of control took place in 2005. The Company is vigorously pursuing the matter. If the Company is able to conclude that a change of control for Section 382 purposes did not take place, the Company plans to reinstate its pre-reorganization NOL carryforwards and apply them against taxable income in 2006 and 2007 as well as future periods to reduce any taxes payable. If the pre-reorganization NOLs are available, under the provisions of SFAS No. 109, “Accounting for Income Taxes,” reductions in a deferred tax asset valuation allowance that existed at the date of Fresh-Start accounting are first credited against an asset established for reorganization value in excess of amounts allocable to identifiable assets, then to other identifiable intangible assets existing at the date of Fresh-Start accounting and then, once these assets have been reduced to zero, credited directly to additional paid-in capital. Once these pre-reorganization NOLs are utilized, the Company would utilize its post-reorganization NOLs to offset any future income tax expense.
The Audit Committee has discussed the matters disclosed in this Item 4.02 with BDO Seidman LLP, its independent registered accounting firm.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2008	GEOEYE, INC.
	By:	/s/ William L. Warren
William L. Warren
Senior Vice President, General Counsel & Secretary

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